EXHIBIT 99.1

Catheter Precision, Inc. (NYSE American: VTAK) Reports Q1 2024 Highlights and Operational Performance Report.

Fort Mill, SC, May 6, 2024 – Catheter Precision, Inc. (NYSE/American: VTAK) a MedTech company pioneering products in the growing field of cardiac electrophysiology, including its VIVO™ and LockeT product(s), releases Q1 Financials, Operational Report for the quarter ending March 31, 2024.

Operational highlights of the first quarter and early second quarter 2024 include the following:

•	Submission of LockeT for CE Mark approval, which is expected in Q3 2024.
•	First published data on initial LockeT clinical study of over 100 patients presented at Western Atrial Fibrillation Symposium. Data included:
o	100% immediate hemostasis.
o	Allows for same day discharge.
o	Effective at wound closure up to 27F which includes cardiac catheters and products such as left atrial appendage devices and leadless pacemakers.
o	Reduction in the need for multiple closure devices.
•	Attendance at the European Heart Rhythm Association (EHRA) conference
•	Attendance at Monaco USA Arrhythmia Conference (MUAC) at which positive interim study data related to VIVO was presented on the accuracy of VIVO when used for ventricular ablation on infarcted hearts by Professor Tarv Dhanjal from University Hospital of Coventry and Warwickshire.
•	First VIVO procedure in Spain at Hospital Universitario Virgen de las Nieves in Granda with Dr. Pablo J. Sanchez Millan.
•	First procedures at CHU de Rennes (University Hospital of Rennes) in Rennes, France. This hospital is one of the world’s most prolific centers in terms of number of ventricular ablations performed each year.
•	Presentation of the first cases in Turkey by Professor Cem Karadeniz at the National Arrhythmia Congress Turkiye meeting.
•	Recruitment and onboarding of US sales and clinical support in new US regions to support the national launch of LockeT and continued expansion of VIVO.
•	Announced new Chief Commercial Officer, Marie-Claude Jaques, as of May 1, 2024.

2024 First Quarter Financial Results are as follows:

•	Total assets at March 31, 2024, were $28 million
•	Total cash on position at March 31, 2024 was $1.5 million, and $0.5 million at May 6, 2024
•	Total revenues for the three months ended March 31, 2024 were $82 thousand
•	Shareholders’ equity as of March 31, 2024 was $18.5 million
•	Net loss for the quarter ended March 31, 2024 was ($2.7) million
•	All revenue as of March 31, 2024 resulted from the purchase of VIVO Positioning Patches (VIVO accessory product)

David Jenkins, acting CEO, commented: “During the first quarter of 2024, we focused on acquiring additional talent for the US to support a formal LockeT launch, and expansion of our VIVO footprint in the US. With initial, positive, clinical data available to the public it is the right time to build upon our already great team and focus on our two unique and differentiated products in the EP market. We continue to seek financing solutions to provide sufficient liquidity to enable us to pursue our business objectives, including both public and private financings.”

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About VIVO

Catheter Precision’s VIVO™ (View Into Ventricular Onset), is a non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre-procedure, thereby streamlining workflow and reducing procedure time. VIVO has received marketing clearance from the U.S. FDA and has the CE Mark.

About LockeT

Catheter Precision’s LockeT is a suture retention device intended to assist in hemostasis after percutaneous venous punctures. LockeT is a Class 1 device registered with the FDA.

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products. Reincorporated as Ra Medical Systems, Inc. in Delaware in 2018, the Company changed its name to Catheter Precision, Inc. on August 17, 2023.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statement. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, the following: our belief that it is the right time to build upon our already great team and focus on our two unique and differentiated products in the EP market, and our statement that we continue to seek financing solutions to provide sufficient liquidity to enable us to pursue our business objectives. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors” in the Company’s Form 10-K filed with the SEC and available at www.sec.gov. These risks and uncertainties include, but aren’t limited to, that we do not have sufficient liquidity to fund our operations through May 2024 unless we are able to obtain additional financing or enter into a strategic transaction that would provide additional liquidity, we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, we have determined that our internal controls and disclosure controls were not effective as of December 31, 2023 and March 31, 2024, and as a result, without effective remediation of the material weaknesses that we have identified, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results. The risks and uncertainties described above may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, or other pandemics, supply chain disruptions from the Ukraine war or Israeli-Hamas conflict and otherwise, and ongoing volatility in the stock markets and the U.S. economy in general.

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The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

David Jenkins

973-691-2000

IR@catheterprecision.com

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